EXHIBIT 99.1

Hartville Group, Inc. Signs Agreement with PetMed Express, Inc. to Market New Pet Health Insurance Brand

Thursday November 4, 6:00 am ET

NORTH CANTON, Ohio & POMPANO BEACH, Fla.—(BUSINESS WIRE)—Nov. 4, 2004—Hartville Group, Inc. (OTCBB:HTVL - News), one of the leading pet health insurance companies in the United States, and PetMed Express, Inc. (Nasdaq:PETS - News) d/b/a 1-800-PetMeds, America’s largest pet pharmacy, announced that they have reached an agreement which allows Hartville to market its new pet health insurance brand, Healthy Bark & Purr, to PetMed Express customers. Through this agreement, PetMed Express’ customers can learn about Healthy Bark & Purr pet insurance, receive a quote and enroll via a link on the PetMed Express website at www.1800PetMeds.com, starting on or “Healthy Bark & Purr was created to provide consumers with convenient, easy-to-understand pet health insurance choices. Our agreement is an opportunity for us to introduce our new pet insurance brand to thousands of pet owners served each day by PetMed Express,” said Russell Smith III, Chairman and Chief Executive Officer of the Hartville Group.

Mendo Akdag, Chief Executive Officer of PetMed Express agrees, adding, “Our company is dedicated to the health and well being of pets and we look forward to providing pet owners with more information to help them manage their pets’ health costs.”

Hartville will manage all inquiries generated by PetMed Express and the insurance plans will be provided by Healthy Bark & Purr. To obtain additional information on Healthy Bark & Purr, please visit www.1800PetMeds.com or call 1-800-884-6350.

About the Hartville Group

The Hartville Group is a holding company specializing in niche insurance product lines with limited competition due to specialization, which affords sizeable underwriting returns in insurance lines such as pet health insurance, equine, farm/ranch and animal mortality. Since 1997, the Company’s pet health insurance subsidiary has become one of the leading and most trusted pet health insurance brands in the United States. The Company’s Healthy Bark & Purr brand is the latest extension of its pet insurance offerings with a focus on the well being of cats and dogs achievable through the purchase of its convenient and easy-to-understand pet health plans.

For investment relations regarding the Hartville Group or Healthy Bark & Purr, contact Summit Financial Partners, Tony Altivilla at (317)218-0204.

For marketing inquiries regarding the Hartville Group or Healthy Bark & Purr, contact MRA Group, Rob Conrad at (315)233-3000.

Hartville Group “Safe Harbor” statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” within the meaning of Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of such factors as competition in the markets for the Company’s products and services and the ability of the Company to execute its business plans. These financial statements have been prepared on the assumption and for the transaction materiality that approval will be received for the acquisition of the insurance group. The Company cautions readers not to place undue reliance on such statements. Unless otherwise required by applicable law, the Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statements.

About PetMed Express

Founded in 1996, PetMed Express is America’s largest pet pharmacy, delivering prescription and non-prescription pet medications and health and nutritional supplements for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800PetMeds.com.

For investment relations regarding PetMed Express, Inc., Pompano Beach, contact Bruce S. Rosenbloom, CFO, 954-979-5995.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2004. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-Q and its Annual Report on Form 10-K.

Contact:

For the Hartville Group:

Investment Relations:

Summit Financial Partners

Tony Altivilla, 317-218-0204

or

Marketing Inquiries:

MRA Group

Rob Conrad, 315-233-3000

or

PetMed Express, Inc., Pompano Beach

Bruce S. Rosenbloom, 954-979-5995